Exhibit 10.50a

Certain confidential information contained in this document, marked by brackets and the word “Redacted” ([REDACTED]), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

December 22, 2004

Dennis A. Rossi Senior Vice President, General Manager, Genomics
Gene Logic Inc.
610 Professional Drive
Gaithersburg, MD 20879

Re:	Letter Agreement ("Letter Agreement") amending the terms of the Amended and Restated Agreement entered into by and between Gene Logic Inc. ("Gene Logic") and Affymetrix, Inc. ("Affymetrix") effective January 1, 2002, as amended ("Agreement")

Dear Mr. Rossi:

By entering into this Letter Agreement, Gene Logic and Affymetrix hereby agree to amend the Agreement as follows:

1.	Revise section 2.29 to read:

2.29 “Temporary Period” shall mean the period commencing on July 1, 2003 and continuing through December 31, 2005.

2.	The Price List attached as Exhibit I-1 to the amendment dated September 23, 2003, as amended by the letter dated April 4, 2004, shall continue to apply to orders placed during the remaining portion of the Temporary Period. For convenience, a copy of such Price List is attached hereto as Exhibit A.

3.	After Section 5.1, insert new sections 5.1.1 through 5.1.4 as follows:

5.1.1. Notwithstanding Section 5.1 above and in lieu of the annual payment of $4,000,000 for 2005 otherwise required thereby, during the period commencing on January 1, 2005, and continuing through December 31, 2005, Gene Logic shall pay to Affymetrix a fee of $500,000, payable in $125,000 increments due at the end of each calendar quarter during such period.

5.1.2. Gene Logic agrees to purchase the following products at the following prices, to be shipped to the address set forth above by Affymetrix on or before December 31, 2004. Such purchase shall not count toward Gene Logic’s 2005 purchase commitment described in Section 5.1.3 below.

Description	Quantity	Unit price*	Subtotal**
Human Genome U133 2.0 Plus array	[REDACTED]	$[REDACTED]/array	$[REDACTED]
IVT kits	[REDACTED]	$[REDACTED]/kit	$[REDACTED]
Rat Genome 230 2.0 arrays	[REDACTED]	$[REDACTED]/array	$[REDACTED]
TOTAL PRICE**: $500,080

*Theseprices do not include use for Services or Tox Services; if such products are intended for use, or are used, for Services or Tox Services, the pricing in Exhibit I-1 (as amended) shall apply instead.

**Excludes freight and handling.

5.1.3. Gene Logic agrees to purchase $9,500,000 worth of Probe Arrays, reagents, services under maintenance and service agreements and/or instrumentation during the period commencing on January 1, 2005, and continuing through December 31, 2005, to be shipped (or in the case of services to be provided) by Affymetrix on or before December 31, 2005. Probe Arrays purchased for database upgrades/re-runs and priced at the volume discount upgrade\re-run pricing attached hereto as Exhibit B shall count toward such purchase commitment. If Gene Logic fails to purchase such amount of such products by December 31, 2005 (for shipment within 2005), then Gene Logic shall pay upon receipt of Affymetrix’ invoice the difference between $9,500,000 and the amount of such purchases actually made by Gene Logic in 2005.

5.1.4. Gene Logic agrees to purchase one GeneChip Array Station for $[REDACTED]and one GeneChipHT array scanner for $[REDACTED] (such prices exclude freight and handling) during the period commencing on January 1, 2005, and continuing through December 31, 2005, for shipment by Affymetrix on or before December 31, 2005. Such purchases shall count toward Gene Logic’s 2005 purchase commitment described in Section 5.1.3 above.

Unless otherwise modified herein, all capitalized terms used in this letter shall have the meaning ascribed to them in the Agreement. All other aspects of the Agreement remain unchanged and in full force and effect.

AGREED AND ACKNOWLEDGED:

Affymetrix, Inc. BY: /S/ Barbara A Caulfield —————————————— Name: Barbara A. Caulfield Title: Executive Vice President and General Counsel Date: December 22, 2004	Gene Logic Inc. BY: /S/ Dennis A. Rossi —————————————— Name: Dennis Ross Title: Senior Vice President and General Manager, Genomics Business Unit Date: December 22, 2004

Exhibit A
Temporary Period Price List
Standard Probe Arrays
Per array pricing in US Dollars

		A	B
Part Number	Array Name	Standard Pricing	Service Provider Supplemental Charge
Human Array
900466,900467 900470	Human Genome U133 2.0 Plus	[REDACTED]	[REDACTED]
900468, 900469 900471	Human Genome U133A 2.0	[REDACTED]	[REDACTED]
900366, 900367, 900368, 900369, 900370, 900444 510681, 510682	Human Genome U133A or U133B array	[REDACTED]	[REDACTED]
900303, 900304	Human GenomeU95Av2 Array	[REDACTED]	[REDACTED]
900376, 900377	Human Genome Focus Array	[REDACTED]	[REDACTED]

Rat Array
900505, 900506, 900507	Rat Genome 230 2.0	[REDACTED]	[REDACTED]
900404, 900405, 900406, 900407, 900408, 900442	Rat Expression Array 230A or 230B	[REDACTED]	[REDACTED]
900249, 900286 510338	Rat Genome U34A Array	[REDACTED]	[REDACTED]
900250, 900251, 900287, 900288 510339, 510340	Rat Genome U34B or U34C Array	[REDACTED]	[REDACTED]

Mouse Array
900495, 900496 900497	Mouse Genome 430 2.0	[REDACTED]	[REDACTED]
900498, 900499 900500	Mouse Genome 430A 2.0	[REDACTED]	[REDACTED]
900412, 900413, 900414, 900415, 900416, 900443	Mouse Expression Array 430A or 430B	[REDACTED]	[REDACTED]
900343, 900344 510568	Murine Genome U74Av2 Array	[REDACTED]	[REDACTED]
900357, 900358, 900359, 900360 510570, 510571	Murine Genome U74Bv2 or U74Cv2 Array	[REDACTED]	[REDACTED]

900489, 900490	Canine	[REDACTED]	[REDACTED]

520049	Human X3P	[REDACTED]	[REDACTED]

900487, 900488	Zebrafish	[REDACTED]	[REDACTED]

900491, 900492	Xenopus	[REDACTED]	[REDACTED]

Customexpress Array
510685	Canine Array	[REDACTED]	[REDACTED]

Exhibit B Database upgrade/re-run pricing

	New Samples	Database Upgrade/Rerun
	Std	Volume Based (Committed)
2005 Proposed Pricing		10,000	15,000	20,000
Cartridge Arrays
Human Genome U133 2.0 Plus	$[REDACTED]	$[REDACTED]	$[REDACTED]	$[REDACTED]
Rat Genome 230 2.0	$[REDACTED]	$[REDACTED]	$[REDACTED]	$[REDACTED]
Mouse Genome 430 2.0	$[REDACTED]	$[REDACTED]	$[REDACTED]	$[REDACTED]
HTA Peg Arrays
Total Peg Arrays and Reagents (Price Per Well)	$[REDACTED]	$[REDACTED]	$[REDACTED]	$[REDACTED]

For accounting purposes, Gene Logic needs to notify Affymetrix by January 15, 2005, which volume bracket Gene Logic is committing to for database upgrade/re-runs for 2005. Gene Logic shall indicate on its purchase orders which Probe Arrays will be used for database upgrades/re-runs.